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                                   Exhibit 11
                               Guitar Center, Inc.
                         Computation of income per share
                      (in thousands, except per share data)


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

                                                      Quarter Ended
                                                        March 31,
                                                   1999         1998
                                                 -------      -------
Income before cumulative effect of change
 in accounting principle                         $ 3,897      $ 4,220

Cumulative effect of change in accounting
 principle--write-off of pre-opening costs         1,074           --
                                                 -------      -------

 Net income                                        2,823        4,220
                                                 -------      -------
                                                 -------      -------

Weighted average shares outstanding
 Basic                                            20,101       19,347
                                                 -------      -------
                                                 -------      -------

 Diluted                                          20,846       20,773
                                                 -------      -------
                                                 -------      -------

Income per common share
Basic

 Income before cumulative effect of change
  in accounting principle                        $  0.19      $  0.22

 Cumulative effect of change in accounting
  priniciple--write-off of pre-opening costs       (0.05)          --
                                                 -------      -------

 Net income                                      $  0.14      $  0.22
                                                 -------      -------
                                                 -------      -------
Diluted

 Income before cumulative effect of change
  in accounting principle                        $  0.19      $  0.20

 Cumulative effect of change in accounting
  principle--write-off of pre-opening costs        (0.05)          --
                                                 -------      -------

 Net income                                      $  0.14      $  0.20
                                                 -------      -------
                                                 -------      -------

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